EXHIBIT 99.2

            Funds from Operations (“FFO”) and Adjusted FFO, which is FFO adjusted to account for cash inflows or outflows associated with the deferred energy accounts, are presented here because NV Energy, Inc. (the “Company”) believes that these measures are useful to investors because the rating agencies use these measures when determining a company’s credit ratings.  The cost of the Company’s debt, the ability of the Company’s subsidiaries to pay dividends to the Company, and other capital and operational costs and expenses are impacted by the Company’s credit ratings.  The Company believes that net income (loss) is the most directly comparable GAAP measure to FFO.

Since FFO excludes certain items includable in net income, reliance on the measure has limitations; management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP measures.  FFO is not necessarily an indication of the Company’s cash flow available to fund cash needs.  Additionally, it should not be used as an alternative to net income when evaluating the Company’s financial performance or to cash flow from operating, investing and financing activities when evaluating the Company’s liquidity or ability to make cash distributions or pay debt service.  The FFO presented by the Company may not be comparable to the FFO presented by other utility companies.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
NV Energy, Inc.
Funds From Operations (FFO)
	Year Ended December 31,
	2009		2008		2007(1)

Net Income	$182,936		$208,887		$197,295

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	321,921		260,608		235,532
Deferred taxes and deferred investment tax credit	111,219		52,060		79,337
AFUDC (2) (debt and equity)	(44,503)		(67,968)		(57,776)
Carrying charge on Lenzie Generating Station	-		-		(16,080)
Reinstated interest on deferred energy	-		-		(11,076)
Gain on sale of investment	-		-		(1,369)
Other, net	(2,004)		100,482		71,543
FFO (Before Deferred Energy)	569,569		554,069		497,406
Deferred energy	306,406		2,717		309,587
Adjusted FFO	$875,975		$556,786		$806,993

Long-term debt	$5,303,357		$5,266,982		$4,137,864
Current maturities of long-term debt	134,474		9,291		110,285
Total Debt	$5,437,831		$5,276,273		$4,248,149

Interest expense (net of AFUDC - debt) (2)	$334,314		$300,857		$279,788
AFUDC (2) (debt)	20,229		29,527		25,967
Adjusted Interest Expense	$354,543		$330,384		$305,755

Total Debt/FFO	9.55	x	9.52	x	8.54	x
Total Debt/Adjusted FFO	6.21	x	9.48	x	5.26	x
FFO Interest Coverage	2.61	x	2.68	x	2.63	x
Adjusted FFO Interest Coverage	3.47	x	2.69	x	3.64	x
Total Shareholders' Equity	$3,223,922		$3,131,186		$2,996,575
Total Capitalization (including current maturities of long-term debt)	$8,661,753		$8,407,459		$7,244,724
Total Debt/Total Capitalization	62.78%		62.76%		58.64%

(1)
Certain financial statement line items of prior year’s information have been re-grouped or reclassified to conform with current year presentation.  The re-groupings or reclassifications have not affected previously reported results of operations or total shareholders’ equity.

(2)	Allowance for borrowed funds used during construction or allowance for equity funds used during construction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Nevada Power Company
Funds From Operations (FFO)
	Year Ended December 31,
	2009		2008		2007(1)

Net Income	$134,284		$151,431		$165,694

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	215,873		171,080		152,139
Deferred taxes and deferred investment tax credit	96,831		45,039		56,868
AFUDC (2) (debt and equity)	(38,209)		(45,980)		(29,057)
Carrying charge on Lenzie Generating Station	-		-		(16,080)
Reinstated interest on deferred energy	-		-		(11,076)
Other, net	(34,291)		73,209		38,821
FFO (Before Deferred Energy)	374,488		394,779		357,309
Deferred energy	216,629		4,211		218,992
Adjusted FFO	$591,117		$398,990		$576,301

Long-term debt	$3,535,440		$3,385,106		$2,528,141
Current maturities of long-term debt	119,474		8,691		8,642
Total Debt	$3,654,914		$3,393,797		$2,536,783

Interest expense (net of AFUDC - debt) (2)	$226,252		$186,822		$174,667
AFUDC (2) (debt)	17,184		20,063		13,196
Adjusted Interest Expense	$243,436		$206,885		$187,863

Total Debt/FFO	9.76	x	8.60	x	7.10	x
Total Debt/Adjusted FFO	6.18	x	8.51	x	4.40	x
FFO Interest Coverage	2.54	x	2.91	x	2.90	x
Adjusted FFO Interest Coverage	3.43	x	2.93	x	4.07	x
Total Shareholder's Equity	$2,650,039		$2,627,567		$2,376,740
Total Capitalization (including current maturities of long-term debt)	$6,304,953		$6,021,364		$4,913,523
Total Debt/Total Capitalization	57.97%		56.36%		51.63%

(1)
Certain financial statement line items of prior year’s information have been re-grouped or reclassified to conform with current year presentation.  The re-groupings or reclassifications have not affected previously reported results of operations or total shareholder's equity.

(2)	Allowance for borrowed funds used during construction or allowance for equity funds used during construction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Sierra Pacific Power Company
Funds From Operations (FFO)
	Year Ended December 31,
	2009		2008		2007(1)

Net Income	$73,085		$90,582		$65,667

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	106,048		89,528		83,393
Deferred taxes and deferred investment tax credit	32,548		24,598		(36,713)
AFUDC (2) (debt and equity)	(6,293)		(21,988)		(28,719)
Other, net	30,368		22,872		29,451
Funds from Operations (Before Deferred Energy Costs)	235,756		205,592		113,079
Deferred energy	89,777		(1,494)		90,595
Adjusted FFO	$325,533		$204,098		$203,674

Long-term debt	$1,282,225		$1,395,987		$1,084,550
Current maturities of long-term debt	15,000		600		101,643
Total Debt	$1,297,225		$1,396,587		$1,186,193

Interest expense (net of AFUDC debt) (2)	$69,413		$72,712		$60,735
AFUDC (2) (debt)	3,044		9,464		12,771
Adjusted Interest Expense	$72,457		$82,176		$73,506

Total Debt/FFO	5.50	x	6.79	x	10.49	x
Total Debt/Adjusted FFO	3.98	x	6.84	x	5.82	x
FFO Interest Coverage	4.25	x	3.50	x	2.54	x
Adjusted FFO Interest Coverage	5.49	x	3.48	x	3.77	x
Total Shareholder's Equity	$1,009,258		$877,961		$1,001,840
Total Capitalization (including current maturities of long-term debt)	$2,306,483		$2,274,548		$2,188,033
Total Debt/Total Capitalization	56.24%		61.40%		54.21%

(1)
Certain financial statement line items of prior year’s information have been re-grouped or reclassified to conform with current year presentation.  The re-groupings or reclassifications have not affected previously reported results of operations or total shareholder's equity.

(2)	Allowance for borrowed funds used during construction or allowance for equity funds used during construction.